Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Lakeside Holding Limited:

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (File No.: 333-285931) of our report dated October 14, 2025, relating to the Company’s consolidated financial statements which appears in the Annual Report on Form 10-K of the Company for the year ended June 30, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

October 14, 2025

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us